CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES
     1
-----------                                                           ---------


                EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND
               II Organized Under the Laws of The Commonwealth of
                                  Massachusetts
                       Auction Preferred Shares, Series A
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                            Cusip No. __________


     This certifies that The Depository Trust Company is the owner of [ ] fully paid and non-assessable shares of Auction Preferred Shares, Series A, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Insured New York Municipal Bond Fund II (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

     A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this [ ] day of
[ ] A.D. 2003.

[                             ]       EATON VANCE INSURED NEW YORK MUNICIPAL
As Transfer Agent and Registrar       BOND FUND II


By:                                   By:
     ---------------------------             -----------------------------------
     Authorized Signature                    President

                                      Attest:
                                              ----------------------------------
                                              Treasurer

     FOR  VALUE  RECEIVED,  ____________________________________  hereby  sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated
       -----------------------------, -------------------------


In presence of

---------------------------            ------------------------------------

                                    Shares of Common  Shares  evidenced  by this
                                    Certificate  may be  sold,  transferred,  or
                                    otherwise  disposed of only  pursuant to the
                                    provisions  of  the  Fund's   Agreement  and
                                    Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

                                    The Fund will  furnish  to any  shareholder,
                                    upon  request  and  without  charge,  a full
                                    statement of the designations,  preferences,
                                    limitations   and  relative  rights  of  the
                                    shares of each  class of  series of  capital
                                    stock of the Fund  authorized  to be issued,
                                    so far as they have been determined, and the
                                    authority   of  the  Board  of  Trustees  to
                                    determine    the    relative    rights   and
                                    preferences of subsequent classes or series.
                                    Any such request should be addressed to the Secretary of the Fund.

                                    UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN
                                    AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY
                                    TRUST  COMPANY,   A  NEW  YORK   CORPORATION
                                    ("DTC"),   TO   ISSUER   OR  ITS  AGENT  FOR
                                    REGISTRATION  OF  TRANSFER,   EXCHANGE,   OR
                                    PAYMENT,   AND  ANY  CERTIFICATE  ISSUED  IS
                                    REGISTERED  IN THE NAME OF CEDE & CO.  OR IN
                                    SUCH  OTHER  NAME  AS  IS  REQUESTED  BY  AN
                                    AUTHORIZED  REPRESENTATIVE  OF DTC  (AND ANY
                                    PAYMENT  IS MADE  TO  CEDE & CO.  OR TO SUCH
                                    OTHER   ENTITY   AS  IS   REQUESTED   BY  AN
                                    AUTHORIZED   REPRESENTATIVE   OF  DTC),  ANY
                                    TRANSFER,  PLEDGE,  OR OTHER USE  HEREOF FOR
                                    VALUE OR  OTHERWISE  BY OR TO ANY  PERSON IS
                                    WRONGFUL  INASMUCH AS THE  REGISTERED  OWNER
                                    HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.